As filed with the United States Securities and Exchange
          Commission on February 7, 2000.
                                                 Registration No. 333-95195


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                   AMENDMENT NO. 1
                                         TO
                                      FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               McMoRan Exploration Co.

               (Exact name of registrant as specified in its charter)

          Delaware              1615 Poydras Street          72-1424200
      (State or other         New Orleans, Louisiana 70112  (I.R.S. Employer
jurisdiction of incorporation      (504) 582-4000         Identification Number)
      or organization)       (Address, including zip code,
                             and telephone number, including
                             area code, of registrant's
                             principal executive offices)




                                                      Copy to:
                   John G. Amato                 L. R. McMillan, II
                  General Counsel             Jones, Walker, Waechter,
              McMoRan Exploration Co.       Poitevent, Carrere & Denegre,
                1615 Poydras Street                    L.L.P.
            New Orleans, Louisiana 70112    201 St. Charles Avenue, 51st
                   (504) 582-4000                       Floor
           (Name, address, including zip    New Orleans, Louisiana 70170
                code, and telephone                (504) 582-8188
            number, including area code,
               of agent for service)




          Approximate date of commencement of proposed sale to the public:
          From time to time after this registration statement becomes effective.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __
               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. x
               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __
               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __
               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __




                           CALCULATION OF REGISTRATION FEE
  ==============================================================================
                                            Proposed   Proposed
                                            maximum    maximum
    Title of each           Amount         offering    aggregate
   class of securities      to be          price per   offering   Amount of
   to be registered      registered(1)     unit(2)     price(2) registration fee
  ------------------------------------------------------------------------------
   Common Stock(3)
   Preferred Stock(4)
   Depositary Shares(5)
   Debt Securities(6)    $300,000,000(8)(9)   100%    $300,000,000   $79,200
   Warrants(7)
  ==============================================================================

          (1)In United States dollars or the equivalent in one or more foreign currencies or currency units or composite currencies, including the European currency unit.

          (2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

          (3)Subject to note (8) below, we are registering an indeterminate number of shares of common stock that we may issue from time to time at indeterminate prices, including shares issuable upon conversion of (a) debt securities that are convertible into common stock or (b) preferred stock (or depositary shares representing preferred stock) that is convertible into common stock, and including shares issuable upon exercise of warrants to purchase common stock.

          (4)Subject to note (8) below, we are registering an indeterminate number of shares of preferred stock that we may issue from time to time at indeterminate prices, including shares issuable upon conversion of debt securities that are convertible into preferred stock, and including shares issuable upon exercise of warrants to purchase preferred stock. Shares of preferred stock may be convertible into shares of common stock.

          (5)Subject to note (8) below, we are registering an indeterminate number of depositary shares that will be evidenced by depositary receipts issued pursuant to a deposit agreement. If we elect to offer fractional interests in shares of preferred stock, the depositary receipts will be distributed to those persons acquiring the fractional interests, and the shares of preferred stock will be issued to the depositary under the deposit agreement.

          (6)Subject to note (8) below, we are registering an indeterminate amount of debt securities that we may issue from time to time at indeterminate prices. The debt securities may be convertible into common stock.

          (7)Subject to note (8) below, we are registering an indeterminate number of warrants that we may issue from time to time at indeterminate prices entitling the holder to purchase shares of common stock, preferred stock or debt securities.

          (8)Represents the principal amount of any debt securities issued at, or at a premium to, their principal amounts, and the issue price rather than the principal amount of any debt securities issued at an original issue discount; the liquidation preference of any preferred stock; the amount computed pursuant to Rule 457(c) for any common stock; the issue price of any warrants; and the exercise price of any warrants; all of which together will not exceed $300,000,000.

          (9)No separate cash consideration will be received for (a) common stock or preferred stock issuable upon conversion or exchange of other securities registered, or (b) depositary shares issued with respect to preferred stock.

                                  ________________


               The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

          The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                    Subject to completion, dated February 7, 2000

               Prospectus
                                    $300,000,000
                               McMoRan Exploration Co.

                                  _______________

                    We may use this prospectus to offer the following
               securities for sale:

                      .  Common stock

                      .  Preferred stock

                      .  Depositary shares

                      .  Debt securities

                      .  Warrants

                    We will provide the specific terms of the
               securities we are offering in supplements to this prospectus. A supplement may also update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

                    We may sell securities directly to one or more
               purchasers or to or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of securities, the accompanying prospectus supplement will set forth their names, the principal amounts, if any, to be purchased by underwriters, any applicable fees, commissions or discounts, and the net proceeds to be received by us.

                    Our common stock is traded on the New York Stock
               Exchange under the symbol "MMR."

                    You should carefully consider the risks described
               under the caption "Risk Factors" beginning on page 4.

                    Neither the Securities and Exchange Commission nor
               any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is_______ , 2000.





                                     THE COMPANY

               We engage in the exploration, development and production of oil and gas offshore in the Gulf of Mexico and onshore in the Gulf Coast region, and in the mining, purchasing, transporting, terminaling, processing and marketing of sulphur.

               Oil and gas operations. We (and our predecessors) have conducted oil and gas exploration, development and production operations principally in the Gulf of Mexico and the Gulf Coast region for more than 25 years with virtually the same team of geologists and geophysicists. These operations have provided us with an extensive geological and geophysical database, as well as significant technical and operational expertise. We believe there are significant opportunities to discover meaningful oil and gas reserves in these areas as well as to acquire oil and gas properties through transactions with larger companies seeking to divest properties in the Gulf of Mexico continental shelf.

               Using our extensive geophysical, technical and operational expertise, our strategy is to

               . acquire large, active exploration positions in the Gulf
                 of Mexico and Gulf Coast region,
               . identify prospects using 3-D seismic data and other
                 state-of-the art technology, and
               . increase reserves through exploration and development.

               As part of our strategy, effective January 1, 2000, we acquired from Texaco Exploration and Production Inc. the right to explore and earn assignments of operating rights in 89 oil and gas properties. The properties cover about 391,000 gross acres and are located in water depths ranging from 10 to 2,600 feet in federal and state waters offshore Louisiana and Texas. We have agreed to commit $110 million for exploration through June 30, 2003. If we drill wells to specified depths that are capable of producing and commit to install facilities to develop the oil and gas we discover, we will earn varying interests in the prospects, depending on the options that Texaco elects. Generally, we will earn at least a majority of Texaco's working interest in the property, and Texaco can elect to retain either a working interest or an overriding royalty.

               On January 14, 2000, we purchased from Shell Offshore Inc. its interest in 56 exploratory leases containing approximately 260,000 gross acres located primarily in the Louisiana offshore Gulf of Mexico area for a total of $37.7 million. These leases represent a substantial portion of Shell's remaining inventory of undeveloped lease acreage in the Louisiana offshore Gulf of Mexico shelf area. Shell retained an overriding royalty interest in the properties. The leases are located in water depths up to about 2,000 feet. Shell's ownership interests in the leases acquired ranged from 25 to 100 percent. Four of the leases are subject to preferential rights, which if exercised would exclude these four leases from the purchase and result in a $2.6 million reduction of the purchase price.


               The Texaco and Shell transactions significantly enhance our presence on the continental shelf of the Gulf of Mexico. These two transactions, along with our current lease inventory, give us exploratory rights to over 170 blocks covering approximately 750,000 gross acres. We now have a substantial foundation for an aggressive exploration program with a broad exploration acreage position in the Gulf of Mexico.

               Sulphur operations. We are the largest sulphur supplier in the U.S. and operate the largest molten sulphur handling system in the world. Our unique molten sulphur handling and transportation system includes five sulphur terminals located across the Gulf Coast and has all permits required by environmental laws. We own an 83.3 percent interest in an operating sulphur mine known as Main Pass, located 32 miles offshore Louisiana. We also own an 83.3 percent interest in oil production operations at Main Pass, where we produce oil from the same geologic formation from which we mine sulphur.

               Our sulphur operations consist of sulphur services and sulphur mining. Our sulphur services primarily involve the purchase and resale of sulphur recovered as a by-product of hydrocarbon refining and processing, and the handling and transportation of sulphur. Our sulphur strategy is to

               . provide a reliable source of sulphur to our customers, . increase our recovered sulphur sales and provide other value added services to by-product sulphur producers,
               . capitalize on our leadership position as the U.S.'s
                 largest sulphur transporter, discretionary sulphur producer, buyer of U.S. recovered sulphur and sulphur supplier, and
               . increase utilization of our sulphur handling and
                 transportation system, which is currently approximately 60 percent utilized.

               Combination of McMoRan Oil & Gas and Freeport Sulphur. Our company was created on November 17, 1998 when McMoRan Oil & Gas Co. and Freeport-McMoRan Sulphur Inc. combined their operations. As a result, McMoRan Oil & Gas LLC and Freeport-McMoRan Sulphur LLC (Freeport Sulphur) became our wholly owned subsidiaries. The transaction was treated for accounting purposes as a purchase, with McMoRan Oil & Gas as the acquiring entity. As a result, our financial information for periods prior to the transaction reflect only the historical operations of McMoRan Oil & Gas. The operations of Freeport Sulphur are included on and after November 17, 1998. For the year ended December 31, 1999, approximately 81 percent of our earnings before interest, taxes, depreciation and amortization, excluding exploration expenses, were from oil and gas operations and 19 percent were from sulphur operations.

               The address and telephone number of our principal executive offices are:

                    1615 Poydras Street
                    New Orleans, Louisiana  70112
                    (504) 582-4000

                             FORWARD-LOOKING STATEMENTS

               This prospectus includes (or incorporates by reference) "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements about our plans, strategies, expectations, assumptions and prospects. "Forward-looking statements" are all statements other than statements of historical fact, such as statements regarding drilling potential and results; anticipated flow rates of producing wells; reserve estimates and depletion rates; general economic and business conditions; risks and hazards inherent in the production of oil, natural gas and sulphur; demand and potential demand for oil and gas and for sulphur; trends in commodity prices; amounts and timing of capital expenditures and abandonment, closure and reclamation costs; the need for and availability of financing; our reliance on IMC-Agrico as a customer; competitive trends; and environmental issues.

               We caution you that our forward-looking statements are not guarantees of future performance, and our actual results may differ materially from those projected, anticipated or assumed in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include those described below under "Risk Factors."

                                    RISK FACTORS

               In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating our company and our business before purchasing any securities.

          Factors Relating to Our Oil and Gas Operations

            The future financial results of our oil and gas business are difficult to forecast primarily because the business has a limited operating history and the results of our exploration strategy are inherently unpredictable.

               McMoRan Oil & Gas commenced operations in 1994. We currently have six fields in production. Much of our oil and gas business is devoted to exploration, the results of which are inherently unpredictable. We use the successful efforts accounting method for our oil and gas exploration and development activities. This method requires us to expense geological and geophysical costs and the costs of exploration wells as they occur, rather than capitalize these costs as required by the full cost accounting method. Because of the timing in incurring exploration costs and realizing revenues from successful properties, losses may be reported even though exploration activities may be successful during a reporting period. Accordingly, depending on the results of our exploration program, we may continue to incur losses as we pursue significantly expanded exploration activities. We cannot assure you that our oil and gas operations will achieve or sustain positive earnings or cash flows from operations in the future.

            Our exploration and development activities may not be commercially successful.

               Oil and natural gas exploration and development involve a high degree of risk that hydrocarbons will not be found, that they will not be found in commercial quantities, or that their production will be insufficient to recover drilling, completion and operating costs. The 3-D seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that oil or gas are present or economically producible. The cost of drilling, completing and operating a well is often uncertain, especially when drilling offshore, and cost factors can adversely affect the economics of a project. Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including (1) unexpected drilling conditions,
          (2) unexpected pressure or irregularities in formations, (3) equipment failures or accidents, (4) title problems, (5) adverse weather conditions, (6) regulatory requirements and (7) unavailability of equipment or labor. Furthermore, completion of a well does not guarantee that it will be profitable or even that it will result in recovery of drilling, completion and operating costs.

            Our future performance depends on our ability to add reserves.

               Our future financial performance depends in large part on our ability to find, develop and produce oil and gas reserves that are economically recoverable. Without successful exploration and development activities or reserve acquisitions, our reserves will be depleted. We cannot assure you that we will be able to find, develop, produce or acquire additional reserves on an economic basis.

               Although we are currently emphasizing reserve growth through exploratory drilling, we may from time to time acquire producing properties and/or properties with proved undeveloped reserves. Evaluation of recoverable reserves of oil and natural gas, which is an integral part of the property selection process, depends on the assessment of geological, engineering and production data, some or all of which may prove to be unreliable and not indicative of future performance. Accordingly, we cannot assure you that we will make a profit or fully recover our cost on any reserves that we purchase.

            Our revenues, profits and growth rates may vary significantly with fluctuations in the market prices of oil and natural gas.

               Approximately $54.3 million of our revenues for the year ended December 31, 1999 were derived from the sale of oil and natural gas. In recent years, oil and natural gas prices have fluctuated widely. We have no control over the factors affecting prices, which include the market forces of supply and demand, as well as the regulatory and political actions of domestic and foreign governments, and the attempts of international cartels to control or influence prices. Any significant or extended decline in oil and gas prices will have a material adverse effect on our profitability, financial condition and operations.

            If we are unable to generate sufficient cash from operations or obtain financing when needed, we may find it necessary to curtail our operations.

               We must make substantial expenditures to conduct exploratory activities and to develop oil and gas reserves. We cannot assure you that we will generate sufficient cash from operations or obtain financing when needed to conduct our exploration program and develop our properties. Our future cash flow from operations will depend on our ability to locate and produce hydrocarbons in commercial quantities and on market prices for oil and gas, among other things.

            The amount of oil and gas that we actually produce, and the net cash flow that we receive from that production, may differ materially from the amounts reflected in our reserve estimates.

               Our estimates of proved oil and gas reserves reflected in our Form 10-K reports are based on reserve engineering estimates using Securities and Exchange Commission (SEC) guidelines. Reserve engineering is a subjective process of estimating recoveries from underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate depends on the quality of available data and the application of engineering and geological interpretation and judgment. Estimates of economically recoverable reserves and future net cash flows depend on a number of variable factors and assumptions, such as (1) historical production from the area compared with production from other producing areas, (2) assumptions concerning future oil and gas prices, future operating and development costs, workover, remedial and abandonment costs, severance and excise taxes, and (3) the assumed effects of government regulation. All of these factors and assumptions are difficult to predict and may vary considerably from actual results. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon varying interpretations of the same available data. Also, estimates of proved reserves for wells with limited or no production history are less reliable than those based on actual production history. Subsequent evaluation of the same reserves may result in variations, which may be substantial, in our estimated reserves. As a result, all reserve estimates are inherently imprecise.

               You should not construe the estimated present values of future net cash flows from proved oil and gas reserves incorporated by reference into this prospectus as the current market value of our estimated proved oil and gas reserves. In accordance with applicable SEC requirements, we have estimated the discounted future net cash flows from proved reserves based on prices and costs generally prevailing at or near the date of the estimate. Actual future prices and costs may be materially higher or lower. Future net cash flows also will be affected by factors such as the actual amount and timing of production, curtailments or increases in consumption by gas purchasers, and changes in governmental regulations or taxation. In addition, we have used a 10 percent discount factor, which the SEC requires all companies to use to calculate discounted future net cash flows for reporting purposes. That is not necessarily the most appropriate discount factor to be used in determining market value, since interest rates vary from time to time, and the risks associated with operating particular oil and gas properties can vary significantly.

            Shortages of supplies, equipment and personnel may adversely affect our operations.

               Our ability to conduct operations in a timely and cost effective manner depends on the availability of supplies, equipment and personnel. The offshore oil and gas industry is cyclical and experiences periodic shortages of drilling rigs, work boats, tubular goods, supplies and experienced personnel. Shortages can delay operations and materially increase operating and capital costs.

            The oil and gas exploration business is very competitive, and most of our competitors are larger and financially stronger than we are.

               The business of oil and gas exploration, development and production is intensely competitive, and we compete with many companies that have significantly greater financial and other
          resources than we have.   Our competitors include the major
          integrated oil companies and a substantial number of independent exploration companies. We compete with these companies for property acquisitions, supplies, equipment and labor. These competitors may, for example, be better able to (1) pay more for exploratory prospects, (2) purchase a greater number of properties, (3) access less expensive sources of capital, (4) access more information relating to prospects, (5) develop or buy, and implement, new technologies, and (6) obtain equipment and supplies on better terms.

            Because a significant part of our reserves and production is concentrated in a small number of offshore properties, any production problems or significant changes in reserve estimates related to any one of those properties could have a material impact on our business.

               All of our reserves and production come from our six fields in the shallow waters of the Gulf of Mexico. If mechanical problems, storms or other events curtailed a substantial portion of this production, our cash flow would be adversely affected.
          If the actual reserves associated with these six fields are less than our estimated reserves, our results of operations and financial condition could be adversely affected. Our Brazos Block A-19 field commenced production on October 16, 1999, and during a shutdown on November 15, 1999, the operator detected a pressure buildup in the production casing and subsequently found significant damage to the production tubing. The well currently remains shut-in, and the operator is formulating a plan to restore the well back onto production. While the estimates of proved reserves for the well remain unchanged, additional costs will be required to restore production, and revenues from the well will be delayed.

            We are vulnerable to risks associated with the Gulf of Mexico because we currently explore and produce exclusively in that area.

               We believe that concentrating our activities in the Gulf of Mexico is advantageous because of our extensive experience operating in that area. However, this strategy makes us more vulnerable to the risks associated with operating in that area than those of our competitors with more geographically diverse operations. These risks include (1) adverse weather conditions,
          (2) difficulties securing oil field services, and (3) compliance with regulations. In addition, production of reserves from reservoirs in the Gulf of Mexico generally declines more rapidly than from reservoirs in many other producing regions of the world. This results in recovery of a relatively higher percentage of reserves from properties in the Gulf of Mexico during the initial years of production, and, as a result, our reserve replacement needs from new prospects are greater.

            We cannot control the activities on properties we do not operate.

               Other companies operate some of the properties in which we have an interest. As a result, we have a limited ability to exercise influence over operations for these properties or their associated costs. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including
          (1) timing and amount of capital expenditures, (2) the operator's expertise and financial resources, (3) approval of other participants in drilling wells, and (4) selection of technology.

          Factors Relating to Our Sulphur Operations

            Our revenues, profits and growth rates may vary significantly with fluctuations in the market price of sulphur; the long-term economic feasibility of our Main Pass sulphur mine may be impaired if there were a sustained decline in sulphur prices from recent levels.

               Sulphur prices have declined in recent months to the lower range of prices experienced in the 1990s. As a result, we are currently unable to generate positive cash flow from our Main Pass sulphur mining operations. In response to declining prices, we announced on June 30, 1998 that we would permanently discontinue sulphur production at our Culberson mine, and we discontinued those operations on June 30, 1999. Although we are currently pursuing cost reductions at our Main Pass sulphur operations, a sustained decline in the price of sulphur from recent levels could make continued operation of the mine uneconomical. Because of the costs associated with closing and re-opening this mine site we could decide to operate at Main Pass for some period even if those operations did not generate positive cash flow. If our Main Pass operations were suspended, it could be difficult and expensive to subsequently re-open the mine.

            We rely heavily on IMC-Agrico as a continuing customer under the terms of a long-term sulphur supply agreement, and we are involved in a dispute with them about the pricing terms of that agreement.

               Approximately 73 percent of sulphur sales for the year ended December 31, 1999 were made to IMC-Agrico under a long-term sulphur supply agreement, and we expect that sales to IMC-Agrico under that agreement will continue to represent a substantial percentage of our sulphur sales. Sales of sulphur to IMC-Agrico are based on market prices and include a premium with respect to approximately 40 percent of the sales. The agreement requires IMC-Agrico to purchase approximately 75 percent of its annual sulphur consumption from us as long as it has a requirement for sulphur. The loss of, or a significant decline in, sales of sulphur to IMC-Agrico could have a material adverse effect on our financial condition and results of operations.

               In the fourth quarter of 1999, several domestic phosphate fertilizer producers announced production curtailments, including a 20 percent reduction by IMC-Agrico. These curtailments resulted primarily from global price decreases for phosphate fertilizers. As a result, IMC-Agrico curtailed its sulphur purchases from us in the fourth quarter. We expect that our future sulphur sales to IMC-Agrico will also be curtailed, at least in the near term.

               Our sulphur supply agreement with IMC-Agrico contains a provision that requires good faith renegotiation of the pricing provisions if a party can prove that fundamental changes in IMC-Agrico's operations or the sulphur and sulphur transportation markets invalidate certain assumptions and result in the performance by that party becoming "commercially impracticable" or "grossly inequitable." In the fourth quarter of 1998, IMC-Agrico attempted to invoke this contract provision in an effort to renegotiate the pricing terms of the sulphur supply agreement.
           After careful review of the agreement, IMC-Agrico's operations and the referenced markets, we determined that there is no basis for renegotiation of the pricing provisions under the terms of the agreement. After discussions failed to resolve this dispute, we filed suit against IMC-Agrico seeking a judicial declaration that no basis exists under the agreement for a renegotiation of its pricing terms.

            In the fourth quarter of 1999, three of our major customers announced plans to build a solid sulphur handling and melting facility in Tampa, Florida with a design capacity of up to 2.0 million long tons of liquid sulphur annually. We cannot predict what effect, if any, the facility would have on our sulphur sales, if and when it becomes operational.

               The facility would allow these customers and potentially others to import solid sulphur. Thus, customers would have new sources of sulphur supply that, depending on its ultimate costs compared to our costs, could be more cost-competitive than our sulphur. The announcement stated that the plant is not expected to be operational until mid-2001. Solid sulphur handling is widely recognized as inferior from an environmental standpoint to molten sulphur handling, which is currently used throughout Florida. The plant will need to obtain appropriate permits and meet stringent state and federal environmental law requirements. If the appropriate permits are received and the plant is constructed, we believe that, based on current sulphur costs, associated transportation and handling costs, melting costs and the cost of capital, this type of facility will not be cost competitive.

               We cannot predict when or if the plant will be operational or what impact it will have, if any, on our sulphur sales, although it is possible that our sulphur sales could be adversely affected. We currently have solid sulphur melting capabilities in Galveston, Texas and Port Sulphur, Louisiana, and these facilities have all permits required under current environmental laws. All of our sulphur is currently handled in molten form; however, we intend to remain competitive in sourcing and handling sulphur in whatever form is commercially preferable.

            Our minority joint venture partner in the Main Pass mine claims that it has exercised its contractual right to elect not to receive its share of sulphur produced at the mine during 2000, not to pay its share of operating expenses for 2000 and not to pay us any fees for 2000 under our processing and marketing agreement.

               Homestake Sulphur Company LLC is our 16.7 percent partner in the Main Pass mine. Under our agreements with Homestake, Homestake may elect to waive its right to produce its share of sulphur for one year at a time if conditions described in the agreements are met. In that event, Homestake would be relieved of its obligation to pay some of its share of operating expenses during that year. Homestake claims that it has made this election for 2000 and that, as a result, it is also not obligated to pay us any fees for 2000 under our processing and marketing agreement.

               We have advised Homestake that in our opinion the conditions precedent to its right to make the election do not exist. Homestake has filed suit seeking a declaratory judgment supporting its position and has not paid the first two monthly
          installments of its operating expenses for 2000.   We believe that
          the election, even if effectively made, will not have a material adverse effect on our financial condition or results of operations, except that we may lose approximately $500,000 per quarter of operating income from fees in 2000 under our processing and marketing agreement with Homestake unless we are successful in the litigation.

            The competitive conditions in our sulphur business are complex, both in terms of factors affecting supply and factors affecting demand; sulphur prices are influenced by (1) world agricultural conditions, (2) the phosphate fertilizer market,
            (3) the rate of recovery of sulphur from oil and natural gas refining, and (4) the handling and transportation costs required to move sulphur to market.

               There are two principal sources of elemental sulphur: (1) mined sulphur and (2) recovered sulphur, which is a by-product of oil refining and gas processing. Recovered sulphur from domestic and foreign sources is the major source for most sulphur customers and is our major source of competition. Because recovered sulphur is a by-product of the producer's refining or processing operations, its cost to customers depends in large part on handling and transportation costs. Production of recovered sulphur in the United States has increased at an average rate of approximately 150,000 long tons per year for the last three years.

               Because the supply of U.S. recovered sulphur alone cannot meet total domestic demand, mined sulphur, along with imported recovered sulphur obtained principally from Canada and Mexico, is required to supply the balance. Canadian recovered sulphur producers have facilities for storing excess sulphur production in solid form for unlimited periods of time, and thus can wait for favorable market conditions to sell this sulphur. Nearly all of the Western Hemisphere's sulphur inventories currently consist of sulphur stored in solid form in the province of Alberta in western Canada.

               Since the early 1990s, the sulphur price at Tampa, Florida has generally moved in the range of $55-$75 per long ton. We believe market forces that define this range will continue for the foreseeable future, absent a major supply disruption or a substantial increase in demand. On the low end of the price range, overland freight rates from western Canada to central Florida tend to set a price floor. On the high end, the amount of supply that can profitably access the market effectively sets a price cap. Accordingly, depending on prices in the other foreign markets they supply, Canadian producers can be expected to progressively increase sulphur shipments to U.S. markets as price levels in U.S. sulphur markets rise within the $55-$75 per long ton range.

               The principal competitive risks to our ability to mine sulphur profitably are (1) decreased domestic demand for sulphur,
          (2) increased production from domestic recovered sulphur producers, and (3) increases in imported recovered sulphur, including increases in the rate at which stored sulphur, particularly in Canada, is released into the market. In addition, the current levels of Canadian sulphur production and inventories limits our potential to realize significant price increases for our sulphur even if demand improves.

            The market for sulphur is seasonal and cyclical, and market prices for sulphur can fluctuate widely.

               Because the principal use of sulphur is in the manufacture of phosphate fertilizers, our ability to successfully market our sulphur is materially dependent on prevailing agricultural conditions and the worldwide demand for fertilizers. Although phosphate fertilizer sales are fairly constant month-to-month, seasonal increases occur in the domestic market prior to the fall and spring planting season. Generally, domestic phosphate fertilizer sales are at reduced levels after the spring planting season, although the decline in domestic sales generally coincides with the time when major commercial and governmental buyers in China, India and Pakistan purchase product for mid-year delivery in those countries.

               Fertilizer sales are also cyclical, as they are influenced by current and projected grain inventories and prices, quantities of fertilizers imported to and exported from North America, domestic fertilizer consumption and the agricultural policies of foreign governments. Currently, the market for phosphate fertilizers is soft, which we believe is primarily the result of three factors: (1) a world oversupply of grain, which has led to falling grain prices and a decreased demand for phosphate fertilizers, (2) an oversupply of fertilizer worldwide and (3) an anticipated increase in worldwide fertilizer production capacity from two new plants under construction in India and Australia.
          We continue to believe that the long-term fundamentals of the phosphate fertilizer business remain sound. These fundamentals include expected growth in world population and increased meat consumption in many undeveloped countries.

               Market prices for sulphur will likely continue to fluctuate. For example, in 1999 U.S. sulphur prices fluctuated between
          $62.50 and $71.50 per long ton and dropped to $57.50 per long ton for the first quarter of 2000. The operating margins and cash flow from our sulphur business are subject to substantial fluctuations in response to changes in supply and demand for sulphur, conditions in the U.S. and international agriculture industry, market uncertainties and other factors beyond our control. Any significant or extended decline in sulphur prices will have a material adverse effect on our financial condition and operations.

            Our sulphur mining operations are sensitive to changes in natural gas prices.

               In the year ended December 31, 1999, we sold approximately
          14.0 Bcf of natural gas in our oil and gas operations and consumed approximately 7.6 Bcf of natural gas in our sulphur mining operations. Natural gas is our most significant variable cost in operating our sulphur mine. We estimate that a 10 cent increase in natural gas prices would have resulted in a $1.4 million increase in our gas sales revenue and a $0.8 million increase in our cost of mining sulphur for the year ended December 31, 1999. A 10 cent decrease in natural gas prices would result in a corresponding decrease in gas sales revenue and decrease in mining costs.

            The amount of sulphur that we actually produce may differ materially from the amounts that we expect based on our reserve estimates. In addition, our reserve estimates can change significantly based on changes in the factors underlying the assumptions we use in determining the reserves.
             We recently reduced our proved reserves for our Main Pass
            mine from 52.4 million long tons at December 31, 1998 to 13.7 million long tons at December 31, 1999.

               Proved reserves are estimated quantities of commercially recoverable minerals that geological, geophysical and engineering data can demonstrate with a reasonably high degree of certainty to be recoverable in the future from known mineral deposits by conventional operating methods. Our estimates of proved sulphur reserves at Main Pass are based on engineering estimates and assumptions about future economic and operating conditions. All of our sulphur reserves are considered physically producible because of our extensive drilling and production experience. However, reserve engineering is a subjective process of estimating the recovery from underground accumulations of sulphur that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment.
          In addition, estimates of economically recoverable reserves depend upon a number of variable factors and assumptions, such as assumptions concerning future (1) sulphur prices and production rates, (2) operating and development costs, including natural gas prices, (3) processing, transportation and handling costs, (4) workover, remedial and abandonment costs, (5) severance and excise taxes, and (6) government regulation. Variations in these items can cause reserve estimates to change even in the absence of changes in assumptions regarding the size or physical characteristics of the reservoirs. In particular, the sulphur and oil reservoirs at our Main Pass mine are highly sensitive to product prices and production volumes because of their relatively high level of fixed production costs.

               We recently reduced our proved reserves for our Main Pass mine from 52.4 million long tons at December 31, 1998 to 13.7 million long tons at December 31, 1999. Although our estimated physically producible sulphur reserves have not changed, we have reduced our estimates of commercially recoverable reserves primarily based on our expectations of decreased production rates at the mine, partially offset by an anticipated decrease in costs. These factors have also caused us to reduce the expected useful life of the mine from 30 years to 10 years. The reduction in the anticipated mine life will require us to accelerate accruals of our estimated $59.5 million abandonment and reclamation costs for the mine, resulting in an increase in accruals by approximately $3.0 million per year. We will be required to fund these costs once we permanently close the mine.
           The price of sulphur is a critical factor in the determination of commercially recoverable reserves. A future increase in sulphur prices could result in a restoration of the reserves being reduced at year-end 1999.

          Factors Relating to Our Operations Generally

            Our historical financial information may be of limited relevance because our sulphur operations are included in our historical financial information only for periods on and after November 17, 1998.

               Our company was created on November 17, 1998 when McMoRan Oil & Gas Co. and Freeport-McMoRan Sulphur Inc. combined their operations in a merger. The merger was treated for accounting purposes as a purchase, with McMoRan Oil & Gas as the acquiring entity. As a result, our financial information for periods prior to the merger reflect the historical operations of McMoRan Oil & Gas. The operations of Freeport Sulphur are included only on and after November 17, 1998.

            Offshore operations are hazardous, and the hazards are not fully insurable.

               Our operations are subject to the hazards and risks inherent in drilling for, producing and transporting sulphur, oil and natural gas. These hazards and risks include fires, natural disasters, abnormal pressures in formations, blowouts, cratering, pipeline ruptures and spills. If any of these or similar events occur, we could incur substantial losses as a result of death, personal injury, property damage, pollution and lost production.
           Moreover, our drilling, production and transportation operations in the Gulf of Mexico are subject to operating risks peculiar to the marine environment. These risks include hurricanes and other adverse weather conditions, more extensive governmental regulation (including regulations that may, in certain circumstances, impose strict liability for pollution damage) and interruption or termination of operations by governmental authorities based on environmental, safety or other considerations.

               We have in place liability, property damage, business interruption and other insurance coverages in types and amounts that we consider reasonable and believe to be customary in our business. This insurance provides protection against loss from some, but not all, potential liabilities incident to the ordinary conduct of our business. Our insurance includes coverage for some types of damages associated with environmental and other liabilities that arise from sudden, unexpected and unforeseen events, with coverage limits, retentions, deductibles and other features as we deem appropriate. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our financial condition and results of operations.

            Our operations are subject to extensive governmental regulation, compliance with which is very expensive; changes in the regulatory environment can occur at any time and generally increase our costs.

               Our operations are subject to extensive regulation under federal and state law, and can be affected materially by political developments and resulting changes in laws and regulations. The operations and economics of oil and natural gas exploration, production and development and sulphur production are, or historically have been, affected by price controls, tax policy and environmental regulation. We cannot predict how existing laws and regulations may be interpreted by enforcement agencies or the courts, whether additional laws and regulations will be adopted, or the effect these changes may have on our business or financial condition, but changes that have occurred in the past generally have been more restrictive and have increased our cost of operation.

               In particular, our operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations (1) require us to acquire permits before we begin drilling, (2) restrict the types, quantities and concentrations of substances that we can release into the environment, (3) limit or prohibit drilling on some lands lying within wilderness, wetlands and other protected areas, and (4) impose substantial liabilities for pollution that could result from our operations. We have incurred, and may in the future incur, capital expenditures and operating expenses to comply with these laws and regulations, some of which may be significant. Continued governmental and public emphasis on environmental issues may result in increased capital and operating costs in the future, although we cannot predict or quantify the impact of future laws and regulations or future changes to existing laws and regulations.

               The recent trend toward stricter standards in environmental legislation and regulation is likely to continue. For instance, legislation has been proposed in Congress from time to time that would reclassify some crude oil and natural gas exploration and production wastes as "hazardous wastes," which would make the wastes subject to significantly more stringent handling, disposal and clean-up requirements. If this or similar legislation is enacted, it could have a significant impact on our operating costs. Initiatives to further regulate the disposal of crude oil and natural gas wastes are also pending in some states and could have a similar impact. In addition to compliance costs, government entities and other third parties may assert claims for substantial liabilities against owners and operators of sulphur mining and oil and gas properties for oil spills, discharges of hazardous materials, remediation and clean-up costs and other environmental damages, including damages caused by previous property owners. If such claims arise, we could be held liable in legal proceedings, which could have a material adverse effect on our financial condition and results of operations.

               Federal legislation (sometimes referred to as "Superfund" legislation) imposes liability, without regard to fault, for clean-up of waste sites, even though waste management activities at the site were in compliance with regulations applicable at the time of disposal. Under the Superfund legislation, one responsible party may be required to bear more than its proportional share of clean-up costs if adequate payments cannot be obtained from other responsible parties. In addition, federal and state regulatory programs and legislation mandate clean-up of specified wastes at operating sites. Governmental authorities have the power to enforce compliance with these regulations and permits, and violators are subject to civil and criminal penalties, including fines, injunctions or both. Third parties also have the right to pursue legal actions to enforce compliance. Liability under these laws can be significant and unpredictable.

               We may in the future receive notices from governmental agencies that we are a potentially responsible party under relevant federal and state environmental laws, although we are not aware of any pending notices. Some of these sites may involve significant clean-up costs. The ultimate settlement of liability for the clean-up of these sites usually occurs many years after the receipt of notices identifying potentially responsible parties because of the many complex technical, legal and financial issues associated with site clean-up. We cannot predict our potential liability for clean-up costs that we may incur in the future.

               The Oil Pollution Act of 1990 (the "OPA") imposes a variety of regulations on "responsible parties" related to the prevention of oil spills. We could be materially and adversely affected by the implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the OPA.

               In connection with its spin-off from Phosphate Resource Partners (formerly named Freeport-McMoRan Resource Partners, Limited Partnership) in December 1997, Freeport Sulphur assumed responsibility for potential liabilities, including environmental liabilities, associated with the prior conduct of the businesses contributed by Phosphate Resource Partners to Freeport Sulphur. Among these are potential liabilities arising from sulphur mines that were depleted and closed in the past in accordance with reclamation and environmental laws in effect at the time, particularly in coastal or marshland areas that have experienced subsidence or erosion. We believe that we are in compliance with existing laws regarding these closed operations, and we have implemented controls in some areas that we believe exceed our legal responsibilities. Nevertheless, it is possible that new laws or actions by governmental agencies could result in significant unanticipated additional reclamation costs.

               We could also be subject to potential liability for personal injury or property damage relating to wellheads and other materials at closed mines in coastal areas that have become exposed through coastal erosion. Although we have insurance in place to protect against some of these liabilities, we cannot assure you that this insurance coverage would be sufficient. There can also be no assurance that our current or future accruals for reclamation costs will be sufficient to fully cover the costs.

            Hedging our production may result in losses.

               Our hedging has to date been limited to natural gas option contracts related to our Main Pass sulphur operations and forward oil sales contracts related to our Main Pass oil operations. We may in the future enter into these and other types of hedging arrangements to reduce our exposure to fluctuations in the market prices of natural gas and oil. Hedging exposes us to risk of financial loss in some circumstances, including if (1) production is less than expected, (2) the other party to the contract defaults on its obligations, or (3) there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received. In addition, hedging may limit the benefit we would have otherwise received on a consolidated basis from increases in the prices for natural gas and oil. Furthermore, if we do not engage in hedging, we may be more adversely affected by changes in natural gas and oil prices than our competitors who engage in hedging.

            Our holding company structure may limit our financial flexibility.

               We conduct our business through wholly owned subsidiaries. As a result, we depend on the cash flow of our subsidiaries and distributions from them to meet our financial obligations. Future agreements with lenders to our subsidiaries may contain restrictions or prohibitions on the payment of dividends by the subsidiaries to us.

                                   USE OF PROCEEDS

               Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment of debt, acquisitions, capital expenditures and working capital.

                         RATIO OF EARNINGS TO FIXED CHARGES

               Our ratio of earnings to fixed charges was as follows for the years and period indicated:



                             Years ended December 31,
                     -----------------------------------------
                     1995     1996     1997     1998     1999
                     -----    -----    -----    ----     -----

                     --(a)    --(a)    --(a)    --(a)    1.02x

                              ______________________

               (a) There were no fixed charges during 1995. During 1996, 1997 and 1998, we recorded net losses of $9.8 million, $10.5 million and $18.1 million, respectively. These losses were inadequate to cover our fixed charges of $0.4 million in 1996, $1.3 million in 1997 and $1.3 million in 1998.


               For this calculation, earnings consist of (1) income from continuing operations before income taxes, (2) minority interests and (3) fixed charges. Fixed charges include interest and that portion of rent we believe to be representative of interest. Information for periods prior to November 17, 1998 reflect only the historical operations of McMoRan Oil & Gas Co. The operations of Freeport Sulphur are included on and after November 17, 1998. See "The Company."

                             DESCRIPTION OF COMMON STOCK

          General

               As of the date of this prospectus, our certificate of incorporation authorized us to issue up to 150,000,000 shares of common stock, par value $0.01 per share and up to 50,000,000 shares of preferred stock, par value $0.01 per share. As of January 31, 2000, 12,550,603 shares of common stock and no shares of preferred stock were outstanding. Our common stock is listed on the New York Stock Exchange under the symbol "MMR."

          Voting Rights

               Each holder of our common stock is entitled to one vote for each share of common stock held of record on all matters as to which stockholders are entitled to vote. Holders of our common stock may not cumulate votes for the election of directors.

          Dividends

               Subject to any preferences accorded to the holders of our preferred stock, if and when issued by the board of directors, holders of our common stock are entitled to dividends at such times and amounts as the board of directors may determine. We do not intend to pay dividends for the foreseeable future.

          Other Rights

               In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, prior to any distributions to the holders of our common stock, our creditors and the holders of our preferred stock, if any, will receive any payments to which they are entitled. Subsequent to those payments, the holders of our common stock will share ratably, according to the number of shares held by them, in our remaining assets, if any.

               Shares of our common stock are not redeemable and have no subscription, conversion or preemptive rights.

          Provisions of our Certificate of Incorporation

               Our certificate of incorporation contains provisions that are designed in part to make it more difficult and time-consuming for a person to obtain control of our company unless they pay a required value to our stockholders. Some provisions also are intended to make it more difficult for a person to obtain control of our board of directors. These provisions reduce the vulnerability of our company to an unsolicited takeover proposal.
           On the other hand, these provisions may have an adverse effect on the ability of stockholders to influence the governance of our company. You should read our certificate of incorporation and bylaws for a more complete description of the rights of holders of our common stock.

               Classified Board of Directors. Our certificate of incorporation divides the members of our board of directors into three classes serving three-year staggered terms. The classification of directors has the effect of making it more difficult for our stockholders to change the composition of our board. At least two annual meetings of stockholders may be required for the stockholders to change a majority of the directors, whether or not a majority of our stockholders believes that this change would be desirable.

               Supermajority Voting/Fair Price Requirements. Our certificate of incorporation provides that a supermajority vote of our stockholders and the approval of our directors as described below are required for:

               . any merger, consolidation or share exchange of our company or any of our subsidiaries with any person or entity, or any affiliate of that person or entity, who was within the two years prior to the transaction a beneficial owner of 15% or more of our common stock or any class of our common stock (an "interested party");

               . any sale, lease, transfer, exchange, mortgage, pledge, loan, advance or other disposition of assets of our company or any of our subsidiaries having a market value of 5% or more of the total market value of our company's outstanding common stock or our company's net worth as of the end of its most recently ended fiscal quarter, whichever is less, in one or more transactions with or for the benefit of an interested party;

               . the adoption of any plan or proposal for liquidation or dissolution of our company or any of our subsidiaries;

               . the issuance or transfer by our company or any of our subsidiaries of securities having a fair market value of $1 million or more to any interested party, except for the exercise of warrants or rights to purchase securities offered pro rata to all holders of our voting stock;

               . any recapitalization, reclassification, merger, consolidation or similar transaction of our company or any of our subsidiaries that would increase an interested party's voting power in our company or any of our subsidiaries;

               . any loans, advances, guarantees, pledges or other financial assistance or any tax credits or advantages provided by our company or any of our subsidiaries to any interested party; or

               . any agreement providing for any of the transactions described above.

               To effect the transactions described above, the following shareholder and director approvals are required:

               . the vote of the holders of 80% of our outstanding common stock;

               . the vote of the holders of 75% of our outstanding common stock, excluding stock owned by interested parties;

               .    a majority of our directors currently in office; and

               . a majority of our directors who are not affiliates of the interested party and who were members of our board prior to the time the interested party became an interested party or directors appointed by these board members.

               However, the requirements for approval of our directors and supermajority vote of our stockholders described above are not applicable if:

               . the transactions described above are between our company and any of our subsidiaries, any person who owned shares of our common stock prior to the date our certificate of incorporation was first filed with the Delaware Secretary of State, any of our employee benefit plans, or a trustee or custodian of one of our employee stock ownership plans or other benefit plans; or

               . our board approves the transaction prior to the time the interested party becomes an interested party and the vote includes the affirmative vote of a majority of our directors who are not affiliates of the interested party and who were members of our board prior to the time the interested party became the interested party; or

               .    all of the following conditions are met:

                    . the aggregate amount of consideration received by our stockholders in the transaction meet the "fair price" criteria described in our certificate of incorporation; and

                    . after an interested party becomes an interested party and prior to the completion of the transaction:

                         . our company has not failed to declare or pay dividends on any outstanding preferred stock

                         .    the interested party has not received
                              benefits (except proportionately as a
                              stockholder) of any loans, advances or other financial assistance or tax advantage provided by our company

                         . our company has not reduced the annual rate of dividends paid on our common stock, except as necessary to reflect adjustments or stock splits, and has not failed to increase the annual rate of dividends to adjust for any recapitalization, reclassification, reorganization or similar transaction; and

                         .    the interested party has not become the
                              beneficial owner of additional shares of our voting stock except as part of the transaction that resulted in the interested party becoming an interested party or as a result of a pro rata stock dividend.

               No Stockholder Action by Written Consent. Under Delaware law, unless a corporation's certificate of incorporation specifies otherwise, any action that could be taken by its stockholders at an annual or special meeting may be taken without a meeting and without notice to or a vote of other stockholders, if a consent in writing is signed by holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders. As a result, our stockholders may not act upon any matter except at a duly called meeting.

               Advance Notice of Stockholder Nominations and Stockholder Business. Our bylaws permit stockholders to nominate a person for election as a director or bring other matters before a stockholders' meeting only if written notice of an intent to nominate or bring business before a meeting is given a specified time in advance of the meeting.

               Supermajority Voting/Amendments to Certificate of
          Incorporation.   The affirmative vote of at least 80% of our
          company's outstanding common stock is required to amend, alter, change or repeal the provisions in our certificate of incorporation providing for the following:

               .    the fair price requirements described above;

               . the restriction on shareholder action by written consent;

               . limitation of liability and indemnification for officers and directors;

               . the supermajority vote required to amend our certificate of incorporation;

               . the amendment of our bylaws. Our bylaws also may be amended by the vote of a majority of our directors currently in office and a majority vote of our directors who were members of our board prior to the time an interested party, as described above, became an interested party;

               .    the classification of our board of directors; and

               . removal of directors and filing vacancies on our board of directors as described below.

               However, the 80% stockholder vote described above will not be required if:

                    . our directors adopt resolutions amending, altering or repealing the provisions in our certificate of incorporation described above, and the vote of directors adopting these resolutions includes:

                         .     a majority of our board of directors; and

                         .    a majority of our board of directors in
                              office prior to the time an interested party became an interested party or directors appointed by these directors; and

                    . the amendment, alteration or repeal of the provisions described above is approved by the vote of holders of a majority of our outstanding common stock.

               Delaware Section 203.   We are subject to Section 203 of the
          Delaware General Corporation Law, which imposes a three-year moratorium on the ability of Delaware corporations to engage in a wide range of specified transactions with any interested stockholder. An interested stockholder includes, among other things, any person other than the corporation and its majority-owned subsidiaries who owns 15% or more of any class or series of stock entitled to vote generally in the election of directors. However, the moratorium will not apply if, among other things, the transaction is approved by:

               . the corporation's board of directors prior to the date the interested stockholder became an interested stockholder; or

               . the holders of two-thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder.

               Removal of Directors; Filling Vacancies on Board of Directors; Size of the Board. Directors may be removed, with cause, by the vote of 80% of the holders of all classes of stock entitled to vote at an election of directors, voting together as a single class. Directors may not be removed without cause by stockholders. Vacancies in a directorship may be filled only by the vote of a majority of the remaining directors and a majority of all directors who were members of our board at the time an interested party became an interested party. A newly created directorship resulting from an increase in the number of directors may only be filled by the board. Any director elected to fill a vacancy on the board serves for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred. The number of directors is fixed from time to time by the board.

               Special Meetings of the Stockholders. Our bylaws provide that special meetings of stockholders may be called only by either (1) our Chairman, Co-Chairman or any Vice Chairman of our board of directors, (2) our President and Chief Executive Officer, or (3) by a vote of the majority of our board of directors. Our stockholders do not have the power to call a special meeting.

               Limitation of Directors' Liability.   Our certificate of
          incorporation contains provisions eliminating the personal liability of our directors to our company and our stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. Under Delaware law and our certificate of incorporation, our directors will not be liable for a breach of his or her duty except for liability for:

               . a breach of his or her duty of loyalty to our company or our stockholders;

               . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

               . dividends or stock repurchases or redemptions that are unlawful under Delaware law; and

               . any transaction from which he or she receives an improper personal benefit.

               These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. In addition, these provisions limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

               As a result of these provisions in our certificate of incorporation, our stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties. However, our stockholders may obtain injunctive or other equitable relief for these actions. These provisions also reduce the likelihood of derivative litigation against directors that might have benefitted our company.

               We believe that these provisions are necessary to attract and retain qualified individuals to serve as our directors. In addition, these provisions will allow directors to perform their duties in good faith without concern for monetary liability if a court determines that their conduct was negligent or grossly negligent.

          Shareholder Rights Plan

               Our board of directors adopted a shareholder rights plan in November 1998. The rights plan was amended on December 30, 1998.
           Under the rights plan, we distributed one preferred stock purchase right to each holder of record of common stock at the close of business on November 13, 1998. Once exercisable, each right will entitle stockholders to buy one one-hundredth of a share of Series A participating cumulative preferred stock, par value $0.01 per share, at a purchase price of $80 per one one-hundredth of a share of Series A participating cumulative preferred stock. Prior to the time the rights become exercisable, the rights will be transferred with our common stock.

               The rights do not become exercisable until a person or group acquires 25% or more of our common stock or announces a tender offer which would result in that person or group owning 25% or more of our common stock. However, if the person or group that acquires 25% or more of our common stock agrees to "standstill" arrangements described in the rights plan, the rights will not become exercisable until the person or group acquires 35% or more of our common stock.

               Once a person or group acquires 25% or more (or 35% or more under the conditions described above) of our common stock, each right will entitle its holder (other than the acquirer) to purchase, for the $80 purchase price, the number of shares of common stock having a market value of twice the purchase price. The rights will also entitle holders to purchase shares of an acquirer's common stock under specified circumstances. In addition, the board may exchange rights (other than the acquirer's) for shares of our common stock.

               Prior to the time a person or group acquires 25% or more (or 35% or more under the conditions described above) of our common stock, the rights may be redeemed by our board of directors at a price of $0.01 per right. As long as the rights are redeemable, our board of directors may amend the rights agreement in any respect. The terms of the rights are set forth in a rights agreement between us and ChaseMellon Shareholder Services, L.L.C., as rights agent. The rights expire on November 13, 2008 (unless extended).

               The rights may cause substantial dilution to a person that attempts to acquire our company, unless the person demands as a condition to the offer that the rights be redeemed or declared invalid. The rights should not interfere with any merger or other business combination approved by our board of directors because our board may redeem the rights as described above. The rights are intended to encourage any person desiring to acquire a controlling interest in our company to do so through a transaction negotiated with our board of directors rather than through a hostile takeover attempt. The rights are intended to assure that any acquisition of control of our company will be subject to review by our board to take into account, among other things, the interests of all of our stockholders.

                           DESCRIPTION OF PREFERRED STOCK

               Each series of preferred stock will have specific terms that we will describe in a prospectus supplement. The description may not contain all information that is important to you. The complete terms of the preferred stock will be contained in our certificate of incorporation and the certificate of designations relating to the applicable series of the preferred stock. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read our certificate of incorporation and the applicable certificate of designations.

               Our certificate of incorporation authorizes us to issue, without stockholder approval, up to 50,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors may from time to time authorize us to issue one or more series of preferred stock and may fix various terms for each series, including the following:

               .    voting powers (if any);

               .    designations;

               .    preferences;

               .    relative participating and optional or other rights;

               .    qualifications; and

               .    limitations and restrictions.

          Thus, our board of directors could authorize us to issue preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of our common stock or other series of preferred stock. Also, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company.

               The particular terms of any series of preferred stock offered by this prospectus will be contained in an amendment to our certificate of incorporation and described in a prospectus supplement. The applicable prospectus supplement will describe the following terms of any series of the preferred stock (to the extent the terms are applicable):

               . the specific designation, number of shares, rank and purchase price;

               .    any liquidation preference per share;

               .    any redemption, payment or sinking fund provisions;

               . any dividend rates (fixed or variable) and the dates on which any dividends will be payable (or the method by which the rates or dates will be determined);

               .    any voting rights;

               . the commodity, currency, or units based on or relating to commodities, currencies or composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

               . the methods by which amounts payable in respect of the preferred stock may be calculated and any commodities, currencies, indices or other measures relevant to the calculation;

               . whether the preferred stock is convertible or exchangeable and, if so,

                    (1) the securities into which the preferred stock is convertible or exchangeable,

                    (2) the terms and conditions upon which conversions or exchanges will be effected, including the initial conversion or exchange prices or rates,

                    (3)  the conversion or exchange period, and

                    (4)  any other related provision;

               . the place or places where dividends and other payments on the preferred stock will be payable; and

               . any additional voting, dividend, liquidation, redemption, sinking fund or other rights, preferences, privileges, limitations and restrictions.

               As described under "Description of Depositary Shares" below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts. Each depositary receipt will represent an interest in a share of a particular series of preferred stock that we will issue and deposit with a depositary. The interest represented by the depositary receipt will be described in the applicable prospectus supplement.

                          DESCRIPTION OF DEPOSITARY SHARES

               We summarize below some of the provisions that will apply to the depositary shares unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary receipts and the deposit agreement relating to the applicable series of preferred stock. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary receipts and the depositary agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

          General

               We may, at our option, elect to have shares of preferred stock represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company of our choosing. The prospectus supplement relating to a series of depositary shares will give the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock underlying the depositary share in proportion to the applicable interest in the preferred stock underlying the depositary share.

               The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

               Unless otherwise provided in the applicable prospectus supplement, upon surrender of depositary shares at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary shares will be entitled to the number of whole shares of preferred stock evidenced by the surrendered depositary shares.

          Dividends and Other Distributions

               The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of the depositary shares owned by the holders on the relevant record date.

               In the event of a distribution other than in cash, the depositary will distribute the property received by it to the record holders of depositary shares entitled to the property. Alternatively, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the record holders of depositary shares.

               The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock will be made available to holders of depositary shares.

          Conversion and Exchange

               If any preferred stock underlying depositary shares is convertible or exchangeable, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares in the manner provided in the deposit agreement and described in the applicable prospectus supplement.

          Redemption

               If the preferred stock underlying depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that we redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

               After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds we deposit with the depositary for any depositary shares which the holders fail to redeem will be returned to us after two years from the date the funds are deposited.

          Voting

               Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying the holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary deems necessary to enable the depositary to do so.

          Amendment

               The depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding.

          Charges of Depositary

               We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, any other charges that are expressly provided in the deposit agreement to be for their accounts.

          Resignation and Removal of Depositary

               The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. We will appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.

          Termination of Deposit Agreement

               The depositary may terminate, or we may direct the depositary to terminate, the deposit agreement if 45 days has expired after the depositary has delivered to us written notice of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends, and will not give any further notices (other than notice of the termination) or perform any further acts under the deposit agreement. However, the depositary will continue to deliver preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of property, in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the deposit agreement.

          Miscellaneous

               We, or at our option the depositary, will forward to the holders of depositary shares all reports and communications that we are required to furnish to the holders of preferred stock.

               Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding regarding any depositary share or preferred stock unless satisfactory indemnity has been furnished.
           We and the depositary may rely upon written advice of counsel or accountants. We and the depositary may also rely upon information provided to us by persons presenting preferred stock for deposit, holders of depositary shares or other persons we or the depositary believe to be competent. We and the depositary may also rely upon documents we believe to be genuine.

                           DESCRIPTION OF DEBT SECURITIES

          General

               We may issue debt securities from time to time in one or more series. Debt securities will be our unsecured obligations and will be designated as:

                    .    senior securities;

                    .    senior subordinated securities; or

                    .    subordinated securities.


               Senior securities, senior subordinated securities and subordinated securities will each be issued under separate indentures we enter into with a trustee.

               We have summarized below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable indenture and note. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and the note. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

               A principal difference between the indentures are provisions relating to subordination. The "subordination" of a series of debt securities is the degree to which holders of the debt securities are subordinated in right of payment to our other obligations. The senior securities will rank equally with all of our other senior unsecured debt. Senior subordinated securities and subordinated securities will be subordinated in right of payment to the prior payment in full of the senior securities and our other senior indebtedness. Subordinated securities will also be subordinated in right of payment to the prior payment in full of any outstanding senior subordinated securities. The subordination provisions of the senior subordinated securities and subordinated securities are discussed in greater detail below under "" Subordination of Senior Subordinated Securities and Subordinated Securities."

               Unless we state otherwise in the related prospectus supplement, the indentures will not contain provisions that (1) limit the total amount of debt that we or any of our subsidiaries may issue or incur, (2) limit our ability or the ability of any of our subsidiaries to incur secured indebtedness, or (3) limit our ability or the ability of any of our subsidiaries to pay dividends or make other distributions or payments. Also, unless we state otherwise in the related prospectus supplement, the indentures will not contain provisions that would afford you, as a holder of the debt securities, protection if we were to undergo a change in control or enter into a highly leveraged transaction, recapitalization or similar transaction, any of which could adversely affect your rights as a holder of the debt securities.

               We may issue debt securities under each indenture from time to time in separate series up to the aggregate amount specified in the indenture.

               We will describe the specific terms of the series of debt securities being offered in the related prospectus supplement. These terms will include some or all of the following:

                    . the title of the debt securities and whether the debt securities are senior securities, senior subordinated securities or subordinated securities;

                    . any limit on the aggregate principal amount of the debt securities;

                    . whether the debt securities will be issued as registered debt securities, bearer debt securities or both, any limitation on issuance of bearer debt securities and provisions regarding the transfer or exchange of bearer debt securities;

                    . whether any of the debt securities are to be issuable as a global security and whether global securities are to be issued in temporary global form or permanent global form;

                    . the person to whom any interest on the debt security will be payable if other than the person in whose name the debt security is registered on the record date;

                    . the date or dates on which the debt securities will mature;

                    . the rate or rates of interest, if any, that the debt securities will bear, or the method of calculation of the interest rate or rates;

                    . the date or dates from which any interest on the debt securities will accrue, the dates on which any interest will be payable and the record date for any interest payable on any interest payment date;

                    . the place or places where the principal of, interest, premium and additional amounts (if any) on the debt securities will be payable;

                    . whether we will have the right or obligation to redeem or repurchase any of the debt securities, and the terms applicable to any optional or mandatory redemption or repurchase;

                    . the denominations in which the debt securities will be issuable;

                    . any index or formula used to determine the amount of payments of principal of and any premium, additional amounts (if any) and interest on the debt securities;

                    . the currency or currencies or currency units or composite currencies in which the principal of and any premium, additional amounts (if any) and interest on the debt securities will be made (if other than U.S. dollars);

                    . if the principal of or any premium, additional amounts (if any) or interest on the debt securities may be paid in a different currency or currencies or currency units or composite currencies at our option or the option of the holder, the currency or currencies or currency units or composite currencies in which these payments may be made and the terms and conditions applicable to the payments;

                    . if other than the principal amount, the portion of the principal amount of the debt securities that will be payable if there is an acceleration of the maturity of the debt securities;

                    . if the debt securities are convertible into other securities, the conversion price, the period during which the debt securities may be converted and other terms of conversion;

                    . any sinking fund provisions applicable to the debt securities;

                    . the extent to which the provisions described under " Certain of Our Covenants" below will apply to the debt securities, and whether the indenture includes any additional restrictive covenants for the benefit of the holders of the debt securities;

                    . the extent to which the provisions described under " Events of Default with Respect to the Debt Securities" below will apply to the debt securities, and the extent to which the provisions have been supplemented or modified;

                    . the extent to which the provisions described under " Defeasance" below will apply to the debt securities; and

                    . any other terms of the debt securities not inconsistent with the provisions of the respective indentures.

               Debt securities may bear interest at a fixed rate or a floating rate, or may not bear interest. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount (which may be significant) below their stated principal amount. We will describe in the related prospectus supplement special United States federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes.

               If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or currency units or composite currencies or if payments may be made in a foreign currency or currencies or currency units or composite currencies, we will set forth the general tax considerations with respect to these debt securities in the related prospectus supplement.

          Subordination of Senior Subordinated Securities and Subordinated Securities

               The indebtedness evidenced by the senior subordinated securities and the subordinated securities will be subordinated and junior in right of payment to the extent described in the related indenture to the prior payment in full of amounts then due on all of our senior indebtedness (as defined below), including the senior securities. The subordinated securities will also be subordinated and junior in right of payment to the prior payment in full of all amounts then due on any outstanding senior subordinated securities. Thus, if you hold senior subordinated securities or subordinated securities:


                    . you will not be entitled to receive any payments of principal (or premium or additional amounts, if any) or interest on your debt securities until all amounts due have been paid on our senior indebtedness

                         . in the event of any voluntary or involuntary insolvency or bankruptcy proceedings, or any receivership, dissolution, winding-up, total or partial liquidation, reorganization or other similar proceeding;or

                         . if there is any default with respect to the principal (or premium or additional amounts, if any) or interest of any of our senior indebtedness or any acceleration of any of our senior indebtedness; and

                    . you will not be entitled to receive assets or money in respect of payments of principal (or premium or additional amounts, if any) or interest due on your debt securities in connection with a voluntary or involuntary receivership, dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency or similar proceeding until our senior indebtedness has been paid in full.

          You may, as a result, recover less, ratably, than our other creditors, including holders of senior indebtedness.

               With respect to any series of senior subordinated securities or subordinated securities, "senior indebtedness" means the principal of (and premium or additional amounts, if any) and interest on all of our indebtedness (as defined below), whether outstanding on the date of the related indenture or created, incurred or assumed after the date of the related indenture, other than

                    . the indebtedness represented by the senior subordinated securities or subordinated securities and

                    . any particular indebtedness that expressly states in its governing terms (or in our assumption or guarantee) that it is not senior in right of payment to the senior subordinated securities or the subordinated securities, as the case may be, or that the indebtedness ranks equal to or junior to the senior subordinated securities or the subordinated securities.

               Our "indebtedness" includes all of our obligations

                    .    for borrowed money;

                    . that are evidenced by a bond, debenture, note or similar instrument;

                    . with respect to letters of credit or similar instruments;

                    . to pay the deferred purchase price of any property or services (other than trade payables);

                    . as lessee under leases we are required to capitalize on our balance sheet under generally accepted accounting principles;

                    . any indebtedness of others secured by a lien on our assets, whether or not we have assumed the indebtedness; and

                    .    any indebtedness of others that we have
                         guaranteed.


               Each series of senior subordinated securities will be "senior indebtedness" with respect to each series of subordinated securities. If this prospectus is being delivered in connection with a series of senior subordinated securities or subordinated securities, we will describe in the accompanying prospectus supplement or the information incorporated by reference the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.

          Convertible Debt Securities

               We may issue debt securities from time to time that are convertible into our common stock, preferred stock or other securities. If you hold convertible debt securities, you will be permitted at certain times specified in the related prospectus supplement to convert your debt securities into the other securities for a specified price. We will describe the conversion price (or the method for determining the conversion price) and the other terms applicable to conversion in the related prospectus supplement.

          Debt Securities with Payment Terms Tied to Commodities,
          Currencies or Indices

               We may issue debt securities with payment terms that are calculated by reference to the value, rate or price of one or more commodities, currencies, currency units, composite currencies or indices. If you hold these debt securities, you may receive payments of principal or any premium, additional amounts (if any) or interest on any payment date that are greater than or less than the amounts that would otherwise be payable to you, depending upon the fluctuations in the value, rate or price of the applicable commodity, currency, currency unit, composite currency or index. We will include in the applicable prospectus supplement information as to the methods for determining the amount of principal, premium, additional amounts (if any) or interest payable on any date, the referenced commodities, currencies, currency units or composite currencies or indices and additional tax considerations.

          Form, Exchange, Registration and Transfer of Debt Securities

               Debt securities are issuable in definitive form as registered debt securities, as bearer debt securities or both. Unless we state otherwise in the related prospectus supplement, bearer debt securities will have interest coupons attached. Debt securities are also issuable in temporary or permanent global form.

               Registered debt securities of any series will be exchangeable for other registered debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

               If you hold bearer debt securities of any series, at your option and subject to the terms of the indenture, you may exchange them (with all unmatured coupons, except as provided below, and all matured coupons in default) for registered debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer debt securities that you surrender in exchange for registered debt securities between a record date and the relevant date for payment of interest must be surrendered without the coupon relating to that date for payment of interest. Interest accrued as of that date will not be payable in respect of the registered debt security issued in exchange for the bearer debt security, but will be payable only to the holder of the coupon when due in accordance with the terms of the indenture.

               You may only present bearer debt securities for exchange at one of our offices or agencies maintained for that purpose located outside the United States and referred to in the applicable prospectus supplement. You may present registered debt securities for registration of transfer at any office or agency maintained for that purpose. If the debt securities are registered debt securities, you must execute the form of transfer on the debt security. We will list the offices or agencies maintained for exchange and registration of transfer in the related prospectus supplement. You will not be required to pay any service charge in connection with an exchange or transfer, but you may be required to pay taxes and other governmental charges. We or our agent will not effect an exchange or transfer unless we are satisfied, or our agent is satisfied, with the documents of title and identity of the person making the request.

               In the event of any partial redemption of debt securities, we will not be required to

                    . issue, register the transfer of or exchange debt securities of any series during the period beginning at the opening of business 15 days prior to the selection of debt securities of that series for redemption and ending on the close of business on

                         (1) if debt securities of the series are issued only as registered debt securities, the day the relevant notice of redemption is mailed and

                         (2) if debt securities of the series are issued as bearer debt securities, the day of the first publication of the relevant notice of redemption, except that, if debt securities of the series are also issued as registered debt securities and there is no publication, the day the relevant notice of redemption is mailed;

                    . register the transfer of or exchange any registered debt security, or portion of any registered debt security, called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

                    . exchange any bearer debt security called for redemption, except to exchange that bearer debt security for a registered debt security of that series and like tenor which is simultaneously surrendered for redemption.

          Payment and Paying Agents

               Unless we state otherwise in the applicable prospectus supplement, payment of principal of (and any premium), additional amounts (if any) and interest on bearer debt securities will be payable, subject to any applicable laws and regulations, in the designated currency, at the offices of the paying agents outside the United States as we may designate from time to time by check or by transfer to an account you maintain with a bank located outside the United States. Unless we state otherwise in the applicable prospectus supplement, to receive an interest payment with respect to a bearer debt security on a particular interest payment date you will be required to surrender the related coupon to the paying agent. No payment with respect to any bearer debt security will be made at any of our offices or agencies in the United States or by check mailed to any address in the United States, by transfer to any account maintained with a bank located in the United States, nor shall any payments be made in respect of bearer debt securities upon presentation to us or our paying agents within the United States. Notwithstanding the foregoing, payments of principal of (and any premium) and interest on bearer debt securities denominated and payable in U.S. dollars will be made at the office of our paying agent in the United States, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

               Unless we state otherwise in the applicable prospectus supplement, payment of principal of (and any premium), additional amounts (if any) and interest on registered debt securities will be made in the designated currency at the office of our paying agent or paying agents as we may designate from time to time. However, we may make payment, at our option, by check mailed to the address of the person entitled to these payments as the person's address appears on the records of the security registrar. Unless we state otherwise in the applicable prospectus supplement, payment of any installment of interest on registered debt securities will be made to the person in whose name the registered debt security is registered at the close of business on the record date for the interest.

               Unless we state otherwise in the applicable prospectus supplement, the corporate trust office of the trustee will be designated as a paying agent for the trustee for payments with respect to debt securities that are issuable solely as registered debt securities. We will maintain a paying agent outside the United States for payments with respect to debt securities that are issued solely as bearer debt securities, or as both registered debt securities and bearer debt securities. Any paying agents outside the United States and any other paying agents in the United States we initially designate for the debt securities will be named in the related prospectus supplement.
          We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if debt securities of a series are issued solely as registered debt securities, we will be required to maintain a paying agent in each place of payment for the series. If debt securities of a series are issued as bearer debt securities, we will be required to maintain

                    . a paying agent in the United States for payments with respect to any registered debt securities of the series (and for payments with respect to bearer debt securities of the series in the circumstances where payment outside the United States is illegal or effectively precluded, but not otherwise); and

                    . a paying agent in a place of payment located outside the United States where debt securities of the series and any related coupons may be presented and surrendered for payment.

               All amounts we pay to a paying agent for the payment of principal of and any premium, additional amounts (if any) or interest on any debt security which you hold or with respect to which you hold any coupon that remain unclaimed at the end of two years after the principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to us, and you will thereafter have to look only to us for payment.

          Temporary Global Securities

               If we so state in the applicable prospectus supplement, all or any portion of the debt securities of a series that are issuable as bearer debt securities will initially be represented by one or more temporary global debt securities, without interest coupons, which will be deposited with a common depository in London for the Euroclear System ("Euroclear") and CEDEL Bank S.A. ("CEDEL") for credit to the designated accounts.

               On and after the date determined as provided in the temporary global debt security, the temporary global debt security will be exchangeable for definitive bearer debt securities, definitive registered debt securities or all or a portion of a permanent global security, or any combination, as specified in the applicable prospectus supplement. No bearer debt security delivered in exchange for a portion of a temporary global debt security will be mailed or otherwise delivered to any location in the United States in connection with the exchange.

               Unless we state otherwise in the applicable prospectus supplement, interest in respect of any portion of a temporary global debt security payable in respect of a payment date occurring prior to the issuance of definitive debt securities or a permanent global subordinated security will be paid to each of Euroclear and CEDEL with respect to the portion of the temporary global debt security held for its account.

          Permanent Global Securities

               If any debt securities of a series are issuable in permanent global form, we will describe in the applicable prospectus supplement the circumstances, if any, under which beneficial owners of interests in the permanent global debt securities may exchange the interests for debt securities of the series and of like tenor and principal amount in any authorized form and denomination. No bearer debt security delivered in exchange for a portion of a permanent global debt security will be mailed or otherwise delivered to any location in the United States in connection with the exchange. Notwithstanding the foregoing, unless we state otherwise in an applicable prospectus supplement, if you hold an interest in a permanent global bearer debt security, you may exchange your interest in whole (but not in part) at our expense for definitive bearer debt securities.

          Book-Entry Debt Securities

               The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in the applicable prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless we state otherwise in the applicable prospectus supplement, unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary to a nominee of that depositary or to a successor depositary.

               We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security in the applicable prospectus supplement. We expect that the following provisions will generally apply.

               Unless we state otherwise in the applicable prospectus supplement, debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of that depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee ("participants").
          The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if we offer and sell the debt securities directly. Ownership of beneficial interests in the global security will be limited to participants or persons that hold interests through participants.
           Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee. If you hold a beneficial interest in a global security through a participant, your ownership interest will be shown on, and the transfer of your ownership interest will be effected only through, records maintained by that participant.

               The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in certificated form. If you own a beneficial interest in a global security, these laws may impair your ability to transfer your beneficial interest.

               So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the related indenture. Unless we state otherwise in the applicable prospectus supplement, if you own a beneficial interest in a global security

                    . you will not be entitled to have debt securities of the series represented by the global security registered in your name;

                    . you will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form; and

                    . you will not be considered the holder of the debt securities for any purposes under the applicable indenture.

          Accordingly, if you own a beneficial interest in a global security, you will have to rely on the procedures of the depositary and, if you are not a participant, on the procedures of the participant through which you own your interest, to exercise any of your rights as a holder. We understand that under existing industry practices, if we request any action of holders or if you desire to give any notice or take any action you are entitled to give or take under an indenture, the depositary would authorize the participant through which you hold your interest to give the notice or take the action, and the participant would in turn authorize you to give the notice or take the action or would otherwise act upon your instructions. However, we have no control over the practices of the depositary or the participants, and there can be no assurance that these practices will not be changed.

               Principal of and any premium, additional amounts and interest on a global security will be payable in the manner we describe in the applicable prospectus supplement.

          Limitations on the Issuance of Bearer Debt Securities

               In compliance with United States Federal tax laws and regulations, we will not offer or sell bearer debt securities (including securities in permanent global form that are either bearer debt securities or exchangeable for bearer debt securities) during the "restricted period" specified by the United States Treasury Regulations within the United States or to United States persons (as defined below). The "restricted period" is, generally, the first 40 days after the closing date, and with respect to unsold allotments, until sold. We may, however, offer or sell bearer debt securities to an office located outside the United States of a United States financial institution purchasing for its own account, for resale or for the accounts of customers. We will require the financial institution to provide a certificate stating that it will comply with laws and regulations relating to the bearer debt securities.
          Moreover, the bearer debt securities will not be delivered within the United States during the restricted period in connection with any sale.

               We will require any underwriters and dealers participating in an offering of bearer debt securities to agree not to offer or sell bearer debt securities within the United States or to United States persons (other than the persons described above) during the restricted period, or to deliver bearer debt securities within the United States during the restricted period in connection with any sale. We will also require these underwriters and dealers to certify that they have in effect procedures reasonably designed to ensure that their employees and agents who are directly engaged in selling the bearer debt securities are aware of these restrictions.

               We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear a legend similar to the following: "Any United States person who holds this obligation will be subject to limitations under the United States Federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

               As used above, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the states and the District of Columbia) and its possessions.

          Certain of Our Covenants

                Unless we state otherwise in the applicable prospectus supplement, we will agree under the indentures not to consolidate with or merge into any individual, corporation, partnership or other entity (each, a "person"), or sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets to any person, or permit any person to consolidate or merge into us or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to us unless:

                    .    the person formed by or surviving the
                         consolidation or merger (if not us), or to which the sale, lease, conveyance, transfer or other disposition is to be made is a corporation, limited liability company or partnership organized and existing under the laws of the United States or any state or the District of Columbia, and the person assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the indenture;

                    . immediately after giving effect to the transaction and treating any debt that becomes an obligation of ours or of any of our subsidiaries as a result as having been incurred by us or our subsidiary at the time of the transaction, no default or event of default shall have occurred and be continuing; and

                    . we have delivered to the trustee an officer's certificate and opinion of counsel, each stating that the merger, consolidation, sale or conveyance and the supplemental indenture, if any, comply with the indenture.

          Events of Default with Respect to the Debt Securities

               Unless we state otherwise in the applicable prospectus supplement, an "event of default" is defined under each indenture with respect to debt securities of any series issued under such indenture as being:

                    . our default for 30 days in payment of any interest or additional amounts, if any, on the debt securities of the series or any related coupon;

                    . our default in payment of any principal on the debt securities of the series upon maturity or otherwise; provided that, if the default is a result of the voluntary redemption by the holders of the debt securities, the amount of the default must be in excess of the dollar amount listed in the indenture (or the equivalent in any other currency);

                    . our default, for 60 days after delivery of written notice, in the observance or performance of any other agreement in the debt securities of the series or the indenture, other than an agreement included in the indenture that is not applicable to the debt securities of that series;

                    . bankruptcy, insolvency or reorganization events relating to us; or

                    . our failure to pay at maturity, or other default by us which results in acceleration of, debt in an amount in excess of the dollar amount listed in the indenture without the debt having been discharged or the acceleration having been cured, waived, rescinded or annulled for 30 days after
                         written notice.   "Debt" for this purpose means
                         our obligation, or obligations we have guaranteed or assumed, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, other than non-recourse obligations or the debt securities of the series.

               The consequences of an event of default, and the remedies available under the indenture, will vary depending upon the type of event of default that has occurred.

               Unless we state otherwise in the applicable prospectus supplement, each indenture will provide that if an event of default has occurred and is continuing and is due to

                    . our failure to pay principal, premium or additional amounts, if any, or interest on, any series of debt securities under the indenture,

                    . our default in the performance of any agreements applicable to outstanding debt securities of one or more series issued under the indenture or

                    . our failure to pay at maturity, or other default which results in the acceleration of, any debt in an amount in excess of the dollar amount listed in the indenture,

          then either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of each affected series (each series treated as a separate class) may declare the principal (or the portion of the principal that is specified in the terms of the affected debt securities) of all the affected debt securities and interest accrued to be due and payable immediately.

               Unless we state otherwise in the applicable prospectus supplement, each indenture will provide that if an event of default has occurred and is continuing and is due to a bankruptcy, insolvency or reorganization event relating to us, then the principal (or such portion of the principal as is specified in the terms of the debt securities) of and interest accrued on all debt securities then outstanding will become due and payable automatically, without further action by the trustee or the holders.

               Under conditions specified in the indenture, the holders of a majority of the principal amount of the debt securities of each affected series (each series treated as a separate class) may annul or waive the declarations and past defaults described above. These holders may not, however, waive a continuing default in payment of principal of (or premium, if any) or interest on, or in respect of the conversion of, debt securities.

               Each indenture provides that the trustee, subject to the duty of the trustee during a default to act with the required standard of care, has no obligation to exercise any right or power granted to it under the indenture at the request of holders of debt securities unless the holders have indemnified the trustee. Subject to the provisions in each indenture for the indemnification of the trustee and other limitations in the indenture, the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under the indenture (each series treated as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the series.

               If you hold debt securities of any series, you will not be permitted under the terms of the indenture to institute any action against us in connection with any default (except actions for payment of overdue principal, premium and additional amounts, (if any) or interest or to enforce conversion rights (if any)) unless

                    . you have given the trustee written notice of the default and its continuance;

                    . holders of not less than 25% in principal amount of the debt securities of each affected series issued under the indenture (each series treated as a separate class) have made a written request upon the trustee to institute the action and have offered the trustee reasonable indemnity;

                    . the trustee has not instituted the action within 60 days of the request; and

                    .    the trustee has not received directions
                         inconsistent with the written request by the holders of a majority in principal amount of the outstanding debt securities of all affected series issued under the indenture (each series treated as a separate class).

               Each indenture contains a covenant requiring us to file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

          Defeasance Provisions Applicable to the Debt Securities

               The following provisions relating to defeasance may be modified in connection with the issuance of any series of debt securities. We will describe any modification in the related prospectus supplement.

               "Legal" defeasance. Each indenture provides that we may defease and be discharged from any and all of our non-administrative obligations with respect to the debt securities of any series which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled
          for redemption within one year).   We may effect the defeasance
          by irrevocably depositing with the trustee money or, in the case of debt securities payable only in U.S. dollars, U.S. government securities, which through the payment of principal and interest in accordance with their terms will provide money in an amount we certify to be sufficient to pay at maturity (or upon redemption) the principal of (and premium and additional amounts, if any) and interest on the debt securities.

               In addition, we may elect to defease and be discharged from any and all of our non-administrative obligations with respect to the debt securities of a series upon our:

                    . irrevocable deposit with the trustee (or other qualifying trustee), in trust, money or U.S. government securities in the amounts described in the immediately preceding paragraph; and

                    . delivery to the trustee of an opinion of counsel to the effect that due to an Internal Revenue Service ruling or change in federal income tax law, holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes, other than with respect to interest earned on the amounts defeased, as a result of the defeasance and will be subject to federal income tax as if the defeasance had not occurred.

               "Covenant" defeasance. We may elect to be released from the restrictions described under "Certain of our Covenants" above or, to the extent specified in connection with the issuance of a series of debt securities, other covenants applicable to the series of debt securities upon our:

                    . irrevocable deposit with the trustee (or other qualifying trustee), in trust, money or U.S. government securities in the amounts described in the paragraph titled "Legal defeasance"; and

                    . delivery to the trustee of an opinion of counsel to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes, other than with respect to interest earned on the amounts defeased, as a result of the defeasance and will be subject to federal income tax as if the defeasance had not occurred.

               If we exercise the "covenant" defeasance option described above and the debt securities of a series are declared due and payable because of the occurrence of an event of default other than an event of default related to the covenants from which we have been released, the amount of money and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the related series at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities of the series if the debt securities are accelerated as a result of the event of default.

          Modification of the Indenture

               Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to

                    .    secure the debt securities;

                    . evidence the assumption of our obligations by a successor entity;

                    . add covenants or events of default for the protection of the holders of any debt securities;

                    . establish the form or terms of debt securities of any series;

                    . provide for uncertificated securities in addition to certificated securities (so long as the uncertificated securities are in registered form for tax purposes)

                    . evidence the acceptance of appointment by a successor trustee;

                    . cure any ambiguity or correct any inconsistency in the indenture or amend the indenture in any other manner which we may deem necessary or desirable, if such action will not adversely affect the interests of the holders of debt securities; or

                    . make any change to comply with any requirement of the Securities and Exchange Commission relating to the qualification of the indenture under the Trust Indenture Act of 1939.

               Unless we state otherwise in the applicable prospectus supplement, each indenture will also contain provisions permitting us and the trustee to modify the provisions of the indenture or modify in any manner the rights of the holders of the debt securities of each such series if we first obtain the consent of the holders of not less than a majority in principal amount of debt securities of all series issued under the indenture then outstanding and affected (voting as a single class). However, we must get the consent of the holder of each debt security affected to

                    .    extend the final maturity of any debt security;

                    .    reduce the principal amount of any debt security;

                    . reduce or alter the method of computation of any amount payable in respect of interest on any debt security;

                    . extend the time for payment of interest on any debt security;

                    . reduce or alter the method of computation of any amount payable on redemption of any debt security

                    .    extend the time for any redemption payment;

                    . change the currency or currencies or currency units, or composite currencies in which the principal of, premium or additional amounts, if any, or interest on any debt security is payable;

                    . reduce the amount payable upon acceleration of any debt security;

                    . alter specified provisions of the indenture relating to debt securities that are not denominated in U.S. dollars;

                    . impair the right to institute suit for the enforcement of any conversion or any payment on any debt security when due or materially and adversely affect any conversion rights;

                    . reduce the percentage in principal amount of debt securities of a series required to make other modifications to the indenture.

               The subordinated indenture may not be amended to alter the subordination of any outstanding subordinated securities without the consent of each holder of senior indebtedness then outstanding that would be adversely affected by the amendment.

          The Trustee

               We will include information regarding the trustee under an indenture in any prospectus supplement relating to the debt securities to be issued under the indenture. The indentures will provide that in case any event of default shall occur (and be continuing), the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its powers under the indentures at the request of any of the holders of the debt securities, unless the holders shall have offered the trustee reasonable indemnity against the costs, expenses and liabilities it might incur. The indentures and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the right of a trustee, should it become a creditor of ours, to obtain payment of claims or to realize on property received by it in respect of any claims as security or otherwise.

                               DESCRIPTION OF WARRANTS

               We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

          General

               We may issue warrants, including warrants to purchase common stock and debt securities, as well as other types of warrants.
          We may issue the warrants independently or together with other securities. The warrants may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will be our agent and will not assume any obligations to any owner of the warrants.

          Common Stock Warrants

               General. Under the common stock warrant agreement, warrants may be issued in one or more series. The prospectus supplement and the common stock warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:

                    .    the title and aggregate number of warrants;

                    . the price or prices at which the common stock warrants will be issued;

                    . the currency or currencies or currency units or composite currencies in which the price of the warrants may be payable;

                    . the amount of common stock for which the warrant can be exercised and the price or the manner of determining the price and currency or other consideration to purchase the common stock;

                    . the date on which the right to exercise the warrant begins and the date on which the right expires;

                    . if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

                    . if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;

                    . any provision dealing with the date on which the warrants and related securities will be separately transferable;

                    .    any mandatory or optional redemption provision;

                    .    the identity of the common stock warrant agent;
                         and

                    .    any other terms of the warrants.

               The warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the common stock warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a common stock warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common stock issuable upon exercise of the common stock warrant.

                      Exercise of Common Stock Warrants. To exercise the warrants, the holder must provide the common stock warrant agent with the following:

                    .    payment of the exercise price;

                    . any required information described on the warrant certificates;

                    .    the number of warrants to be exercised;

                    .    an executed and completed warrant certificate; and

                    . any other items acquired by the common stock warrant agreement.

               The common stock warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

               The exercise price and the number of shares of common stock that each warrant can purchase will be adjusted upon the occurrence of events described in the common stock warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock. Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1%. From time to time, we may reduce the exercise price as may be provided in the common stock warrant agreement.

               Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

               Modification of the Common Stock Warrant Agreement. The common stock warrant agreement will permit us and the common stock warrant agent, without the consent of the common stock warrant holders, to supplement or amend the agreement in the following circumstances:

                    .    to cure any ambiguity;

                    . to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

                    . to add new provisions regarding matters or questions that we and the common stock warrant agent may deem necessary or desirable and which do not adversely affect the interests of the common stock warrant holders.

          Debt Warrants

               The applicable prospectus supplement will describe the following terms of warrants to purchase debt securities:

                    . the title and aggregate number of the debt warrants;

                    . the price or prices at which the debt warrants will be issued;

                    . the currency or currencies or currency units or composite currencies in which the price of the debt warrants may be payable;

                    . the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

                    . the price at which, and currency or currencies or currency units or composite currencies in which, the debt securities purchasable upon exercise of the debt warrants may be purchased;

                    . the date on which the right to exercise the debt warrants begins and the date on which the right expires;

                    . if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

                    . if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of the debt warrants issued with each other security;

                    . if applicable, the date on and after which the debt warrants and the related other securities will be separately transferable;

                    .    any mandatory or optional redemption provision;

                    .    the identity of the debt securities warrant agent;

                    . information with respect to book-entry procedures, if any;

                    . if applicable, a discussion of United States federal income tax considerations; and

                    . any other terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

          Other Warrants

               We may issue warrants to purchase other securities, including preferred stock. The applicable prospectus supplement will describe the following terms of any other warrants:

                    .    the title and aggregate number of the warrants;

                    . the price or prices at which the warrants will be issued;

                    . the currency or currencies or currency units or composite currencies in which the price of the warrants may be payable;

                    . the designation and terms of the preferred stock or other securities purchasable upon exercise of the warrants;

                    . the price at which, and the currency or currencies or currency units or composite currencies in which the securities purchasable upon exercise of such warrants may be purchased;

                    . the date on which the right to exercise the warrants begins and the date on which the right expires;
                    . if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

                    . if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;

                    . if applicable, the date on and after which the warrants and the related other securities will be separately transferable;

                    .    any mandatory or optional redemption provision;

                    .    the identity of the warrant agent;

                    . information with respect to book-entry procedures, if any;

                    . if applicable, a discussion of United States federal income tax considerations; and

                    . any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                                PLAN OF DISTRIBUTION

               We may sell securities directly to one or more purchasers or to or through underwriters, dealers or agents. Our prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters, the purchase price and proceeds to us from such sale, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

               We may distribute our securities from time to time in one or more transactions at a fixed price or prices (which may be changed), at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Our prospectus supplement will describe the method of distribution.

               If underwriters are used in the sale, the underwriters may acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Securities may be offered to the public through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. If an underwriting syndicate is used, the managing underwriter or underwriters will be named in the prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all securities offered if any are purchased. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

               If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale. The terms of the transaction will be set forth in a prospectus supplement.

               Commissions payable by us to any agent involved in the offer or sale of securities (or the method by which such commissions may be determined) will be set forth in a prospectus supplement.
           Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis.

               If so indicated in the prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to the conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable by us for solicitation of the contracts.

               Dealers and agents named in a prospectus supplement may be deemed to be underwriters of the securities within the meaning of the Securities Act. Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

               As of the date of this prospectus, only our common stock is traded on the New York Stock Exchange. Except for our common stock, each security sold using this prospectus will have no established trading market. Any underwriters to whom securities are sold may make a market in the securities, but will not be obligated to do so and may discontinue their market making activities at any time. There can be no assurance that a secondary market will be created for any of the securities that may be sold using this prospectus or that any market created will continue.

                                    LEGAL MATTERS

               The validity of the securities will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., New Orleans, Louisiana.

                                       EXPERTS

               Our audited financial statements and schedules incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports contained in the Form 10-K, and are incorporated in this prospectus by reference in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing in giving these reports.

               The information included in this prospectus regarding the quantities of reserves of our oil and gas properties and the related future cash flows and present values is based on estimates of the reserves and present values prepared by Ryder Scott Company,L.P. Petroleum Engineers, in reliance upon their authority as experts in petroleum engineering.


                         WHERE YOU CAN FIND MORE INFORMATION

               We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You can read and copy that information at the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file reports with the SEC electronically. The SEC's Internet address is http://www.sec.gov.

               We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933. The registration statement contains additional information about us and our securities. You may read the registration statement and exhibits without charge at the SEC's public reference room, and you may obtain copies from the SEC at prescribed rates.

               The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to documents on file with the SEC. Some information that we currently have on file is incorporated by reference and is an important part of this prospectus. Some information that we file later with the SEC will automatically update and supersede this information.

               We incorporate by reference the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934:

                    . Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed February 7, 2000);

                    . Current Reports on Form 8-K dated January 14, 2000 (filed January 20, 2000), and dated January 19, 2000 (filed January 20, 2000); and

                    . All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

               At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

                                   McMoRan Exploration Co.
                                   1615 Poydras Street
                                   New Orleans, Louisiana 70112
                                   Attention:  John G. Amato
                                   (504) 582-4000

               You should rely only on information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information.

              Prospective investors may
           rely only on the information
           contained in this
           prospectus. Neither McMoRan
           Exploration Co. nor any                     McMoRan
           underwriter has authorized              Exploration Co.
           anyone to provide
           prospective investors with
           different or additional
           information.  This
           prospectus is not an offer
           to sell nor is it seeking an
           offer to buy these
           securities in any
           jurisdiction where the offer
           or sale is not permitted.
           The information contained in
           this prospectus is correct
           only as of the date of this
           prospectus, regardless of
           the time of the delivery of
           this prospectus or any sale
           of these securities.



                                            Common Stock
                                            Preferred Stock
                                            Depositary Shares
                                            Debt Securities
                                            Warrants



               TABLE OF CONTENTS




                                                  PROSPECTUS
                                    Page

          The Company ............... 2

          Risk Factors  ............. 4

          Use of Proceeds ...........12

          Ratio of Earnings to Fixed
          Charges  ..................12

          Description of Common
          Stock  ....................13

          Description of Preferred
          Stock  ....................17

          Description of Depositary
          Shares ....................19

          Description of Debt
          Securities  ...............21

          Description of Warrants  ..33

          Plan of Distribution  .....36

          Legal Matters  ............37

          Experts  ..................37

          Where You Can Find More
          Information  ..............38



                                                  _______, 2000






                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution.

               The estimated fees and expenses payable by us in connection with the issuance and distribution of the securities being registered are as follows:

                    SEC registration fee......................$79,200
                    Printing costs............................ 75,000
                    Legal fees and expenses...................100,000
                    Accounting fees and expenses.............. 30,000
                    Rating agency fees........................ 25,000
                    Blue sky fees and expenses................  5,000
                    Trustee's and registrar's fees............ 15,000
                    Miscellaneous............................. 10,800
                                                             --------
                    Total....................................$340,000
                                                             ========

          Item 15.  Indemnification of Directors and Officers.

               Section 145 of the General Corporation Law of Delaware empowers us to indemnify, subject to the standards prescribed in that Section, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was our director, officer, employee or agent.
          Article VIII of our certificate of incorporation provides that our company shall indemnify any person who is or was a director, officer, employee or agent of our company, to the fullest extent authorized by law. In addition, Section 9 of our bylaws provides that we shall defend and indemnify each person who was or is made a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding by reason of the fact that the person is or was our director, officer, employee or agent if:

               . the director, officer, agent or employee is successful in defending the claim on its merits or otherwise; or


               . the director, officer, agent or employee meets the standard of conduct described in Section 9 of our bylaws.


               However, the director, officer, agent or employee of our company will not be entitled to indemnification if:

               . the claim is one brought by the director, officer, agent or employee against our company;

               . the claim is one brought by the director, officer, agent or employee as a derivative action by our company or in the right of our company, and the action is not approved by our board of directors.

               The rights conferred by Article VIII of our certificate of incorporation and Section 9 of our bylaws are contractual rights and include the right to be paid by us the expenses incurred in defending the action, suit or proceeding in advance of its final disposition.

               Article VIII of our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (1) for

<Page II-1>

          any breach of
          the duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividend or unlawful stock repurchases or redemptions or (4) transactions from which directors derive improper personal benefit.

               We have an insurance policy insuring our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

          Item 16.  Exhibits.

               1.1  Form of Underwriting  Agreement.**

               1.2  Form of Sales Agency Agreement.**

               1.3  Form of Distribution Agreement.**

               4.1 Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1998.

               4.2 By-Laws of the Company, as amended, effective as of February 14, 1999. Incorporated by reference to Exhibit
                    3.2 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1998.

               4.3  Form of Indenture for Senior Debt Securities.*

               4.4  Form of Senior Debt Security.**

               4.5  Form of Indenture for Senior Subordinated Debt Securities.*

               4.6  Form of Subordinated Debt Security.**

               4.7  Form of Indenture for Subordinated Securities.*

               4.8  Form of Subordinated Debt Security.**

               4.9  Form of Certificate of Designations of Preferred Stock.*

               4.10 Form of Stock Certificate of the Company's Common Stock.
                    Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-4 (File Number 333-61171) of the Company filed with the SEC on October 6, 1998.

               4.11 Form of Deposit Agreement.*

               4.12 Form of Depositary Receipt.*

               5 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., as to the legality of the securities.*

               12   Statement re computation of ratios.*

               23.1 Consent of Arthur Andersen LLP.

               23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere
                    & Denegre, L.L.P. included as part of Exhibit 5.

               23.3 Consent of Ryder Scott Company, L.P.

               24   Powers of Attorney.*

               25.1 Statement of Eligibility of Trustee on Form T-1 with
                    respect to Senior Debt Securities.**

               25.2 Statement of Eligibility of Trustee on Form T-1 with
                    respect to Subordinated Debt Securities.**

          ____________

           *Filed previously.

          **To be filed by amendment or subsequently incorporated into this registration statement.

          Item 17.  Undertakings.

               (1)  The undersigned Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               (4) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it had reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Admendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Orleans, Louisiana, on February 7, 2000.

                                           McMoRan Exploration Co.


                                           By: /s/ Richard C. Adkerson
                                                  -----------------------
                                                  Richard C. Adkerson
                                               President, Chief Executive
                                                      Officer and
                                               Co-Chairman of the Board of
                                                       Directors



               Pursuant to the requirements of the Securities Act of 1933, this Admendment No. 1 Registration Statement has been signed by the following persons and in the capacities indicated on February 7, 2000.




                        Signature                     Title
                        ---------                     -----



                /s/Richard C. Adkerson    President, Chief Executive Officer
                -----------------------    and Co-Chairman of the
                   Richard C. Adkerson     Board of Directors
                                          (Principal Executive Officer)


                           *              Senior Vice President, Chief
                 ----------------------    Financial Officer and Secretary
                    Nancy D. Parmelee     (Principal Financial Officer)


                           *               Vice President and Controller -
                 ----------------------    Financial Reporting
                 C. Donald Whitmire, Jr.   (Principal Accounting Officer)



                            *              Co-Chairman of the
                 ----------------------    Board of Directors
                   James R. Moffett



                           *               Vice Chairman of the
                 -----------------------   Board of Directors
                    Rene L. Latiolais



                 -----------------------   Director
                    Morrison C. Bethea



                            *              Director
                 -----------------------
                      Robert A. Day



                            *              Director
                  ---------------------
                      Gerald J. Ford

                            *              Director
                   --------------------
                   H. Devon Graham, Jr.



                   --------------------    Director
                   Gabrielle K. McDonald


                            *              Director
                   --------------------
                     B.M. Rankin, Jr.



                   --------------------    Director
                     J. Taylor Wharton

              *By:/s/ Richard C. Adkerson
                    ---------------------
                   Richard C. Adkerson
                     Attorney-in-Fact

                                    EXHIBIT INDEX



               Exhibit No.


                              Description


               23.1 Consent of Arthur Andersen LLP.

               23.3 Consent of Ryder Scott Company L.P..